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                                                                     Exhibit 5.1

                            THOMPSON HINE & FLORY LLP
                            2000 Courthouse Plaza NE
                                  P.O. Box 8801
                              Dayton, OH 45401-8801


                                  May 5, 1999

Omnicare, Inc.
100 East RiverCenter Blvd.
Suite 1600
Covington, KY  41011

Ladies and Gentlemen:

     We have acted as counsel to Omnicare, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 for the registration of 4,799,813 shares of common stock, $1.00 par value per share, of the Company (the "Shares") that have been or may be issued under the Omnicare, Inc. 1992 Long-Term Stock Incentive Plan (the "Plan"). The Shares consist of 91,500 Shares that were issued upon the exercise of stock options granted under the Plan (the "Option Shares") and 4,708,313 Shares that are available for issuance under the Plan (the "Additional Shares").

     We have examined and are familiar with the Restated Certificate of Incorporation of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Shares have been duly authorized, and the Option Shares are validly issued, fully paid and nonassessable. When the Additional Shares are issued and paid for in accordance with the Plan, they will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and we consent to the reference to our firm under the caption "Legal Matters" in the Reoffer Prospectus which is a part of the Registration Statement. Except as set forth in the preceding sentence, this opinion may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent.

                                  Very truly yours,



                                 /s/ Thompson Hine & Flory LLP


JMR:PCN




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